UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

U.S. Concrete, Inc. previously announced that Michael W. Harlan, the Company’s President and Chief Executive Officer and a Director, will be leaving the Company effective August 22, 2011 (the “Termination Date”). Effective August 4, 2011, the Company and Mr. Harlan entered into a Severance Benefit Agreement (the “Benefit Agreement”) to: (a) clarify Mr. Harlan’s severance benefits under the Executive Severance Agreement between the Company and Mr. Harlan, effective as of October 1, 2010, and amended effective as of March 30, 2011 (the “Severance Agreement”); and (b) formalize the terms of Mr. Harlan’s consulting services following the Termination Date. The Benefit Agreement is consistent with the Company’s policy that its executives, pursuant to their employment arrangements with the Company, shall be entitled to receive severance benefits in connection with a Change In Control if, following the occurrence of a Change In Control, the executive’s employment with the Company shall be terminated (whether “for cause” or “with good reason” as such terms may be defined in such employment arrangements with the Company). The Company’s employment arrangements with its executives will continue to be consistent with this policy.

The Benefit Agreement states that:

•
notwithstanding anything to the contrary in the Severance Agreement, Mr. Harlan shall receive all of the severance benefits and equity treatment to which he would be entitled in the event of an Involuntary Termination under Section 1.1.b. of the Severance Agreement;

•	in no event shall Mr. Harlan receive severance benefits pursuant to Section 1.3 (Termination Following Change In Control) of the Severance Agreement; and

•
for a period of three months following the Termination Date (the “Consulting Term”), Mr. Harlan agrees to provide consulting services to the Company, as mutually agreed by Mr. Harlan and the President and Chief Executive Officer of the Company (the “Services”). Mr. Harlan shall receive, payable upon the first day of each period: (a) $20,000 for the consulting services for the period of August 22, 2011 through September 21, 2011; and (b) $10,000 for each of the periods of September 22, 2011 through October 21, 2011, and October 22, 2011 through November 21, 2011. During the Consulting Term, Mr. Harlan shall be entitled to reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Mr. Harlan in the performance of the Services.

The information furnished pursuant to this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Exhibit
99.1	Severance Benefit Agreement, effective as of August 4, 2011 between the Company and Michael W. Harlan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 5, 2011	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and
Chief Financial Officer